UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 16, 2015

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On June 16, 2015, the Board of Directors (“Board”) of the Federal Home Loan Bank of San Francisco (the “Bank”) reduced the Bank’s activity-based stock purchase requirement, within the ranges authorized by the Bank’s Capital Plan, from 3.0% to 2.7% for advances and from 3.0% to 0.0% for mortgage loans sold to the Bank under the Mortgage Partnership Finance Program®, effective August 3, 2015. As a result of these reductions in our stock purchase requirements, some of the stock held by members will become surplus stock and some of the stock held by nonmembers will become excess stock. The next scheduled repurchase of surplus and excess stock will take place in August.

Item 7.01 Regulation FD Disclosure.

On June 16, 2015, the Board declared a special cash dividend of $145 million (an annualized rate of 14.98%) to be paid on June 23, 2015, based on the capital stock outstanding during the first quarter of 2015. Approximately $25 million of the special cash dividend would be paid on mandatorily redeemable capital stock (MRCS), and would therefore be treated as interest expense in the second quarter 2015 financial results. Added to $13 million in MRCS interest expense associated with the May 2015 dividend payment, total MRCS interest expense for the second quarter 2015 would be approximately $38 million.

Also on June 16, 2015, the Board approved an allocation of $40 million for a new community investment program to be developed. Details about the program will be announced later this year.

A copy of the Bank’s member communication regarding the reduction of the Bank’s activity-based stock purchase requirement, special cash dividend, and the community investment program allocation is included as Exhibit 99.1 to this Current Report. The information being furnished pursuant to both Items 3.03 and 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s plans to repurchase surplus and excess capital stock, expected dividend payments, expected interest expense and allocation for a new community investment program. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “will,” “to be,” “would,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions, future operating results, and legislative or regulatory changes; and changes to the Bank’s capital metrics, capital management objectives and strategies. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Bulletin No. 1480 (Special Dividend, Reduced Stock Purchase Requirements, and New Community Investment Program) dated June 16, 2015, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: June 16, 2015	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer